LIONS GATE LIGHTING CORP. COMPLETES ACQUISITION OF KALI TUNA
AND FINALIZES FINANCING

NEW YORK, NY – July 1, 2010 – Lions Gate Lighting Corp. (“Lions Gate” or the “Company”) (OTCBB: LNLT) today announced that, on June 30, 2010, it closed the previously announced share exchange agreement dated May 3, 2010 among Lions Gate, Kali Tuna d.o.o., a Croatian limited liability company, Bluefin Acquisition Group Inc., a New York company and sole shareholder of Kali Tuna, created for the specific purpose of holding the Kali Tuna shares, and Atlantis Group hf., an Icelandic company and the sole shareholder of Bluefin, pursuant to which Lions Gate purchased from Atlantis all of the issued and outstanding shares of Bluefin in consideration for the issuance to Atlantis of 30,000,000 shares of Lions Gate common stock (the “Share Exchange”), resulting in a change of control of the Company.  As a result, Kali Tuna became the indirect wholly owned subsidiary of the Company.  At the same time, Lions Gate completed a private placement pursuant to which the Company issued approximately 7.3 million units at a price of US$1.00 per Unit for gross proceeds of approximately US$7.3 million. Each Unit consisted of one share of the Company’s common stock and a warrant to purchase 0.2 shares of its common stock at US$2.00 per whole share for five years. Following the completion of the Share Exchange and the financing, an aggregate of approximately 45,300,000 shares are issued and outstanding.

Lions Gate intends to change its name to “Umami Sustainable Seafood Inc.” as soon as possible. The stock of the Company will continue to trade on the OTC Bulletin Board under the symbol “LNLT” until all necessary approvals for the name change are received.

Kali Tuna is an established Croatian company that owns and operates aquaculture facilities in the Croatian territorial waters of the Adriatic Sea where it farms northern bluefin tuna (“NBT”) for sale primarily into the Japanese sushi and sashimi market.  Kali Tuna has been in operation for approximately 15 years and produces NBT that is regarded by many as the highest quality NBT in the world.  Initially, the Company will continue to market a substantial portion of its production in Japan utilizing Atlantis as its sales agent.

In connection with the Share Exchange, Robert Fraser and William Grossholz resigned their positions as officers and directors of Lions Gate.  Oli Steindorsson, Frederick Kempson and Michael Gault were appointed as directors of the Company.  Mr. Steindorsson was appointed as the Company’s Chairman, President and Chief Executive Officer and Dan Zang as the Company’s Chief Financial Officer and Secretary.

“Building on the Croatian success of Kali Tuna and Atlantis’s sales expertise, we intend to become the leader of the Northern Bluefin Tuna industry” says Mr. Steindorsson.  He adds “We have a tremendous operating company with many experienced people and the capital and opportunities to grow the Company.  The growth of the Company will be founded on the sustainable management of resources and economically sound practices of Kali Tuna, seeking opportunities resulting from market consolidation and scientific progress in the field.  The Company will do its best to leverage the trust in key markets built by its majority shareholder, Atlantis Group.”

Oli Steindorsson has been a director of Kali Tuna since 2005.  Since 2004, he has been the CEO of Atlantis, a seafood trading company.  In addition, he has been a director and executive officer of a number of companies related to Atlantis and Kali Tuna.  He has also been involved in real estate activities internationally since 2004. Mr. Steindorsson attended the University of Iceland where he earned a Bachelor of Science degree in Business Administration in 1998.

The Company will utilize the proceeds of the financing to continue to fund acquisitions of NBT farming operations, increase working capital to fund growth of its existing business and fund research and development in tuna farming technology primarily related to reproduction of NBT and feeding programs, which are much needed to relieve pressure on wild stocks that are already overfished.

The securities issued in the Share Exchange and the Private Placement were issued to pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), as provided in Section 4(2) of the Act and/or Regulation D or Regulation S promulgated thereunder, and from the prospectus and registration requirements of Canadian securities laws.  None of the securities offered or sold under the Share Exchange or Private Placement will be registered under the Act and none of them may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.  All of the securities issued will be subject to hold periods under applicable securities laws.

About Lions Gate and Kali Tuna

Lions Gate is a US-based public company specializing in the aquaculture of NBT.  Its wholly-owned subsidiary, Kali Tuna, is an established Croatian-based aquaculture operation raising NBT in the Croatian part of the Adriatic Sea.  The Company intends to become the leader in the NBT industry by acquisition and internal growth.  The growth of the Company will be founded on the sustainable management of resources and economically sound practices of Kali Tuna, seeking opportunities resulting from market consolidation and scientific progress in the industry.  Lions Gate intends to change its name to “Umami Sustainable Seafood”.

On behalf of the Board of Directors

Oli Steindorsson
Chairman

For further information contact:

Dan Zang
Lions Gate Lighting Corp.
email: dan.zang@umamiseafood.com

This news release contains forward-looking statements. Forward-looking statements are projections in respect of future events or the Company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements in this news release include: (i) that the Company will continue to market a substantial proportion of its production in Japan; (ii) that the Company will use Atlantis as its sales agent; (iii) that Lions Gate has the experienced people and the capital and opportunities to grow the Company; (iv) that the Company intends to become a leader in the NBT industry through acquisition and internal growth; (v) that the Company will change its name to Umami Sustainable Seafood Inc.; (vi) that the Company’s shares will continue to trade on the OTCBB; (vii) how the Company intends to use the proceeds of the Private Placement; and (viii) that the growth of the Company will be founded on the sustainable management of resources and economically sound practices of Kali Tuna. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.  These risks and uncertainties include: (i) a downturn in the NBT industry or in the aquaculture industry generally; (ii) a decline in the demand for the Company’s products in the Japanese market; (iii) Atlantis ceasing to be the Company’ssales agent; (iv) changes in the Company’s financial condition requiring it to use the proceeds of the Private Placement other than as described in this news release; (v) changes in the Company’s personnel or capital; (vi) changes in opportunities available for the Company in its markets and industry; (vii) a renewed downturn in international economic conditions; (viii) changes in Kali Tuna’s management of resources and economic practices; and (ix) other factors beyond the Company’s control.

Although Lions Gate believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including applicable securities laws, it does not intend to update any of the forward-looking statements to conform these statements to actual results. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in Lions Gate’s annual report on Form 10-K for the fiscal year ended February 28, 2010, its quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with securities regulatory authorities.